UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2018

QCR Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-22208

Delaware	42-1397595
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

3551 Seventh Street

Moline, Illinois 61265

(Address of principal executive offices, including zip code)

(309) 736-3584

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On April 17, 2018, QCR Holdings, Inc., a Delaware corporation (“QCR Holdings”), entered into an Agreement and Plan of Merger (the “Agreement”) with Springfield Bancshares, Inc., a Missouri corporation (“Springfield Bancshares”). Pursuant to the terms of the Agreement, Springfield Bancshares will merge with and into QCR Holdings, with QCR Holdings as the surviving corporation (the “Merger”). The description of the Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Based upon the closing price of QCR Holdings common stock as of April 16, 2018, the projected deal value at closing of the transaction is approximately $86.7 million. Under the terms of the Agreement, which has been unanimously approved by the boards of directors of both companies, stockholders of Springfield Bancshares will receive 0.3060 shares of QCR Holdings common stock and $1.50 in cash in exchange for each share of Springfield Bancshares common stock held. The transaction is subject to regulatory approvals, approval by Springfield Bancshares’ stockholders and certain closing conditions. The transaction is expected to close in the third quarter of 2018. After the Merger, QCR Holdings will operate Springfield First Community Bank (“SFC Bank”), the wholly owned banking subsidiary of Springfield Bancshares, independently under its separate charter.

The Agreement contains customary representations and warranties of both parties and customary conditions to the parties’ obligations to close the transaction, as well as agreements to cooperate in the process of consummating the transaction. The Agreement also contains provisions limiting the activities of Springfield Bancshares and SFC Bank which are outside the ordinary and usual course of business, including restrictions on employee compensation, certain acquisitions and dispositions of assets and liabilities, and solicitations relating to alternative acquisition proposals, pending the completion of the Merger. Certain of the directors and officers of Springfield Bancshares have executed a voting agreement in which they have agreed to vote their shares of Springfield Bancshares common stock in favor of approval of the Agreement.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Agreement have been made only for purposes of, and were and are solely for the benefit of the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (i) will not survive the consummation of the Merger, and (ii) were made only as of the date of the Agreement or such other date as is specified in the Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Agreement is included with this filing only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding QCR Holdings or Springfield Bancshares, their respective affiliates or their respective businesses. The Agreement should not be read alone, but should instead be read in conjunction with the other information regarding QCR Holdings, Springfield

Bancshares, their respective affiliates or their respective businesses, the Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a proxy statement of Springfield Bancshares and a prospectus of QCR Holdings, as well as in the Forms 10-K, Forms 10-Q and other documents that QCR Holdings files with or furnishes to the Securities and Exchange Commission (“SEC”).

Item 2.02.	Results of Operations and Financial Condition

On April 18, 2018, QCR Holdings issued a press release describing financial results for the quarter ended March 31, 2018. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item and the related exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 7.01.	Regulation FD Disclosure

A copy of the joint press release, dated April 18, 2018, issued by QCR Holdings and Springfield Bancshares announcing the Merger is attached hereto as Exhibit 99.2 and is incorporated herein by reference. Additionally, QCR Holdings prepared a transaction overview, which is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

The information furnished pursuant to this Item and the related exhibit shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Special Note Concerning Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of QCR Holdings and Springfield Bancshares. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of QCR Holdings’ and Springfield Bancshares’ management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this Current Report on Form 8-K, including forward-looking statements, speak only as of the date they are made, and neither QCR Holdings nor Springfield Bancshares undertakes any obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of QCR Holdings and Springfield Bancshares to control or predict, could cause actual results to differ materially from those in any forward-looking statements. These factors include, among others, the following: (i) the possibility that any of the anticipated benefits of the proposed transaction between QCR Holdings and Springfield Bancshares will not be realized or will not be realized within the expected time period; (ii) the risk that integration of operations of Springfield Bancshares with those of QCR Holdings will be materially delayed or will be more costly or difficult than expected; (iii) the inability to complete the proposed transaction due to the failure of the required stockholder approval; (iv) the failure to satisfy other conditions to completion of the proposed transaction, including receipt of required regulatory and other approvals; (v) the failure of the proposed transaction to close for any other reason; (vi) the effect of the announcement of the transaction on customer relationships and operating results; (vii) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (viii) the strength of the local, national and international economy; (ix) changes in state and federal laws, regulations and governmental policies concerning QCR Holdings’ and Springfield Bancshares’ general business; (x) changes in interest rates and prepayment rates of QCR Holdings’ and Springfield Bancshares’ assets; (xi) increased competition in the financial services sector and the inability to attract new customers; (xii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (xiii) the loss of key executives or employees; (xiv) changes in consumer spending; (xv) unexpected results of acquisitions, including the acquisition of Springfield Bancshares; (xvi) unexpected outcomes of existing or new litigation involving QCR Holdings or Springfield Bancshares; (xvii) the economic impact of any future terrorist threats or attacks; (xviii) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards; and (xix) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning QCR Holdings and its business, including additional factors that could materially affect QCR Holdings’ financial results, are included in QCR Holdings’ filings with the SEC.

Additional Information

QCR Holdings will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of Springfield Bancshares that also constitutes a prospectus of QCR Holdings, which will be sent to the stockholders of Springfield Bancshares. Springfield Bancshares’ stockholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about QCR Holdings, Springfield Bancshares and the proposed transaction. When filed, this document and other documents relating to the proposed transaction filed by QCR Holdings and Springfield Bancshares can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing QCR Holdings’ website at www.qcrh.com under the tab “Investors Relations” and then under “SEC Filings.” Alternatively, these documents, when available, can be obtained free of charge from QCR Holdings upon written request to QCR Holdings, Inc., Attention: Corporate Secretary, 3551 7th Street, Moline, Illinois 61265 or by calling (319) 743-7006, or from Springfield Bancshares, upon written request to Springfield Bancshares, Inc., Attention: Mr. Kirk Bossert, 2006 S. Glenstone Avenue, Springfield, Missouri 65804 or by calling (417) 851-5728.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933.

Participants in this Transaction

QCR Holdings, Springfield Bancshares and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction under the rules of the SEC. Information about QCR Holdings’ participants may be found in the definitive proxy statement of QCR Holdings relating to its 2018 Annual Meeting of Stockholders filed with the SEC on April 13, 2018. This definitive proxy statement can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

2.1	Agreement and Plan of Merger between QCR Holdings, Inc. and Springfield Bancshares, Inc., dated April 17, 2018*

99.1	Press Release, dated April 18, 2018

99.2	Joint Press Release, dated April 18, 2018

99.3	Investor Presentation, dated April 18, 2018

*	QCR Holdings has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b) of Regulation S-K. QCR Holdings will furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QCR HOLDINGS, INC

Dated: April 18, 2018	By:	/s/ Todd A. Gipple
Todd A. Gipple
Executive Vice President, Chief Operating
Officer and Chief Financial Officer